Exhibit 1.1

[●] Shares

LOANDEPOT, INC.

CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

[●], 2015

[●], 2015

Morgan Stanley & Co. LLC

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

Barclays Capital Inc.

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

c/o	Goldman, Sachs & Co. 200 West Street New York, New York 10282

c/o	Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152

c/o	Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019

Ladies and Gentlemen:

loanDepot, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for which you are acting as representatives (the “Representatives”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of [●] shares of the Class A Common Stock, par value $0.001 per share, of the Company (the “Firm Shares”), of which [●] shares are to be issued and sold by the Company and [●] shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Company also proposes to issue and sell to the several Underwriters not more than an additional [●] shares of its Class A Common Stock, par value $0.001 per share (the “Additional Shares”), if and to the extent that you, as Representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Class A Common Stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby and the Reorganization Transactions (as defined herein) are hereinafter referred to as the “Common Stock.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

In connection with the offering contemplated by this Agreement, the Company will have the ability to appoint the board of managers of loanDepot Holdings, LLC, a Delaware limited liability company (“LD HoldCo”), and will own [●]% of economic interests in LD HoldCo, assuming no exercise of the option to purchase Additional Shares described in Section 3 hereof. LD HoldCo, together with its wholly owned subsidiary, LD Intermediate, LLC, a Delaware limited liability company, will own 100% of economic interests in and will have the ability to appoint the board of managers of loanDepot.com, LLC, a Delaware limited liability company (“LD LLC”).

Any references in this Agreement, to the extent the context requires, to the “Reorganization Transactions” shall have the meanings ascribed to the term “Reorganization Transactions” in the Prospectus (as defined below). In connection with the offering contemplated by this Agreement and the Reorganization Transactions, (a) the Company will enter into a tax receivable agreement (the “Tax Receivable Agreement”) with the Parthenon Stockholders (as defined in the Prospectus and named in Schedule I hereto) and certain of the Continuing LLC Members (as defined in the Prospectus); (b) the Company will enter into one or more registration rights agreements with the Parthenon Stockholders and certain of the Continuing LLC Members (the “Registration Rights Agreements”); (c) LD LLC will amend and restate its limited liability company agreement to, among other things, modify its capital structure by replacing the different classes of interests with a single new class of units that are referred to as “LLC Units” (as so amended and restated, the “LLC Agreement”); (d) the Continuing LLC Members will then contribute all of their respective LLC Units to LD HoldCo in exchange for their pro rata share of a single class of common units to be issued by LD HoldCo (“Holdco Units”); (e) the Company will amend and restate its certificate of incorporation (as so amended and restated, the “Amended and Restated Charter”); (f) the Company will enter into the Stockholders Agreement with certain of the Company’s stockholders (the “Stockholders Agreement”); and (g) the Company will purchase Holdco Units and an equal number of Class B Common Stock (as defined below) pursuant to a purchase agreement (the “Secondary Purchase Agreement”).

This Agreement, the Tax Receivable Agreement, the Registration Rights Agreements, the LLC Agreement, the Amended and Restated Charter, the Stockholders Agreement and the Secondary Purchase Agreement are collectively referred to herein as the “Transaction Documents.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to

Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s, LD LLC’s and LD HoldCo’s directors, officers, employees and business associates and other parties related to the Company, LD LLC and LD HoldCo (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Company, LD LLC and LD HoldCo. Each of the Company, LD LLC and LD HoldCo, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, LD LLC and LD HoldCo, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the

Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show and each free writing prospectus, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) Each of the Company, LD LLC and LD HoldCo has been duly incorporated or formed, as applicable, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or limited liability company power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse change in or effect or any development having a prospective material adverse change on (i) the operations, properties, business condition (financial or otherwise) or results of operations of the Company, LD LLC and LD HoldCo and the subsidiaries of the Company, LD LLC and LD HoldCo, considered as one enterprise, whether or not in the ordinary course of business, or (ii) on the ability of the Company, LD LLC and LD HoldCo to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated by the Time of Sale Prospectus.

(e) Each subsidiary of the Company, LD LLC and LD HoldCo has been duly incorporated or formed, as applicable, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or limited liability company power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock or other issued equity interests of each subsidiary of the Company, LD LLC and LD HoldCo have been duly authorized and validly issued and are fully paid and non-assessable; and the capital stock or other equity interests of each subsidiary owned by the Company, LD LLC and LD HoldCo, as applicable, directly or indirectly, are owned free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company, LD LLC and LD HoldCo. Each of the Transaction Documents has been duly authorized and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute the valid and legally binding obligation of the Company, LD LLC and LD HoldCo, as applicable, enforceable in accordance with its terms.

(g) Each of the Transaction Documents conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Reorganization Transactions conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) The authorized capital stock of the Company and the authorized membership interests of LD LLC and LD HoldCo conform as to legal matters in all material respects, to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company and the membership interests of LD LLC and LD HoldCo outstanding prior to the consummation of this offering have been duly authorized and are validly issued, fully paid and non-assessable. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, LD LLC, LD HoldCo or any subsidiaries of the Company, LD LLC, LD HoldCo, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, LD LLC, LD HoldCo or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(j) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. The shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock”), LLC Units and all Holdco Units to be issued by the Company, LD LLC and LD HoldCo, respectively, pursuant to the Reorganization Transactions have been duly authorized and, when issued and delivered as provided and described in the Prospectus, will be validly issued, fully paid and non-assessable and will conform to the description thereof in each of the Time of Sale Prospectus and the Prospectus; and the issuance of such shares of Class B Common Stock, LLC Units and Holdco Units will not be subject to any preemptive or similar rights.

(k) The Company, LD LLC, LD HoldCo and their respective subsidiaries, except as described in the Time of Sale Prospectus and Prospectus, (i) are in compliance with any and all applicable laws, rules, regulations, and regulatory capital requirements or court decrees relating to the business of banking, servicing, consumer finance, purchase finance, consumer protection or other regulations applicable to the business of the Company, LD LLC or LD HoldCo as described in the Registration Statement, including, but not limited to, rules and regulations promulgated by the Consumer Financial Protection Bureau (the “CFPB”), the TILA-RESPA Integrated Disclosure rule, the New Jersey Department of Banking and Insurance, the Equal Credit Opportunity Act, the Truth in Lending Act, the Fair Debt Collection Practices Act, the Fair Credit Reporting Act, the Consumer Protection Act, the Servicemembers Civil Relief Act, the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act and state implementations thereof, the Gramm-Leach-Bliley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Corporation (the “FDIC”) and all other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures or consumer credit, except to the extent that the failure to comply would not reasonably be expected to have a Material Adverse Effect (such laws, rules and regulations, the “Regulatory Laws”), (ii) have received all federal and state permits, licenses and other approvals required of them under applicable Regulatory Laws to conduct their respective businesses, except where the failure to receive such permits, licenses and other approvals would not reasonably be expected to have a Material Adverse Effect (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Regulatory Laws would not reasonably be expected to have a Material Adverse Effect and (iv) are not aware of any material changes proposed or contemplated to be made to any of the Regulatory Laws that could reasonably be expected to have a Material Adverse Effect.

(l) The execution and delivery by the Company, LD LLC and LD HoldCo of, and the performance by the Company, LD LLC and LD HoldCo of their obligations under, each of the Transaction Documents will not contravene (i) any provision of applicable law or any of the Regulatory Laws, (ii) the certificate of incorporation, certificate of formation, bylaws or limited liability company agreement of the Company, LD LLC or LD HoldCo, as applicable, (iii) any agreement or other instrument binding upon the Company, LD LLC, LD HoldCo or the subsidiaries of the Company, LD LLC or LD HoldCo that is material to the Company, LD LLC, LD HoldCo and the subsidiaries of the Company, LD LLC or LD HoldCo, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, LD LLC, LD HoldCo or any subsidiary of the Company, LD LLC or LD HoldCo, except in the case of clauses (i), (iii) and (iv) above, where such contravention would not, individually or in the aggregate, have a Material Adverse Effect.

(m) No consent, approval, authorization, registration, or order of, or qualification with, any governmental body or agency, including, but not limited to, the CFPB the FDIC, or any state regulatory authority, is required for the performance by the Company, LD LLC or LD HoldCo of their obligations under the Transaction Documents, except (i) such as may have been previously obtained and (ii) such as may be required by the securities or Blue Sky laws of the various states or other jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or the New York Stock Exchange (“NYSE”) in connection with the offer and sale of the Shares and (iii) for any such consents, approvals, authorizations, orders or qualifications, the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

(n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company, LD LLC, LD HoldCo and the subsidiaries of the Company, LD LLC or LD HoldCo, taken as a whole, from that set forth in the Time of Sale Prospectus.

(o) There are no legal or governmental proceedings, under the Regulatory Laws or otherwise, pending or, to the knowledge of the Company, LD LLC and LD HoldCo, threatened to which the Company, LD LLC, LD HoldCo or their respective subsidiaries is a party or to which any of the properties of the Company, LD LLC, LD HoldCo or any of their respective subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement or the

Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents, including, but not limited to, the Regulatory Laws, to which the Company, LD LLC, LD HoldCo or any subsidiary of the Company, LD LLC or LD HoldCo is subject to or by which the Company, LD LLC, LD HoldCo or any subsidiary is bound, that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(p) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) The Company, LD LLC, LD HoldCo and their respective subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(t) Except as have been described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and as have been waived in connection with the offering of the Shares contemplated herein, there are no contracts, agreements or understandings between the Company, LD LLC or LD HoldCo and any person granting such person the right to require the Company, LD LLC or LD HoldCo, as applicable, to file a registration statement under the Securities Act with respect to any securities of the Company, LD LLC or LD HoldCo or to require the Company, LD LLC or LD HoldCo to include such securities with the Shares registered pursuant to the Registration Statement.

(u) None of the Company, LD LLC, LD HoldCo or any of their respective subsidiaries, any director, officer, or, to the knowledge of the Company, LD LLC or LD HoldCo, affiliate, employee, agent or representative of the Company, LD LLC, LD HoldCo or of any of their respective subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, or in violation of applicable law; and the Company, LD LLC, LD HoldCo and their respective subsidiaries and, to the knowledge of the Company, LD LLC or LD HoldCo, their respective affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(v) The operations of the Company, LD LLC, LD HoldCo and their respective subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, LD LLC, LD HoldCo or any of their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, LD LLC, LD HoldCo or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, LD LLC or LD HoldCo, threatened.

(w) (i) None of the Company, LD LLC, LD HoldCo, any subsidiaries of the Company, LD LLC or LD HoldCo, or, to the Company’s, LD LLC’s or LD HoldCo’s knowledge, any director, officer, employee, agent, affiliate or representative of the Company, LD LLC, LD HoldCo or any subsidiaries of the Company, LD LLC or LD HoldCo, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Iran, Crimea, North Korea, Sudan and Syria).

(ii) The Company, LD LLC and LD HoldCo will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company, LD LLC, LD HoldCo and their respective subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(x) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company, LD LLC, LD HoldCo and their respective subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company, LD LLC and LD HoldCo has not purchased any of their outstanding capital stock or membership interests, as applicable, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or membership interests other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, membership interests, short-term debt or long-term debt of the Company, LD LLC, LD HoldCo and their respective subsidiaries, taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(y) The Company, LD LLC, LD HoldCo and their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, LD LLC, LD HoldCo and their respective subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, LD LLC, LD HoldCo and their respective subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company, LD LLC, LD HoldCo and their respective subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, LD LLC, LD HoldCo and their respective subsidiaries, taken as a whole, in each case except as described in the Time of Sale Prospectus.

(z) The Company, LD LLC, LD HoldCo and their respective subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and none of the Company, LD LLC, LD HoldCo or any of their respective subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(aa) Except as disclosed in the Time of Sale Prospectus, no material labor dispute with the employees of the Company, LD LLC, LD HoldCo or any of their respective subsidiaries exists or, to the knowledge of the Company, LD LLC or LD HoldCo, is imminent.

(bb) The Company, LD LLC, LD HoldCo and their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent and customary in the businesses in which they are engaged; none of the Company, LD LLC, LD HoldCo or any of their respective subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company, LD LLC, LD HoldCo or any of their respective subsidiaries, taken as a whole, have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(cc) The Company, LD LLC, LD HoldCo and their respective subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except where the failure to obtain such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Company, LD LLC, LD HoldCo or any subsidiaries of the Company, LD LLC or LD HoldCo has been threatened with any action by any federal or state regulatory authority concerning its compliance with applicable Regulatory Laws, or received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(dd) The Company, LD LLC, LD HoldCo and their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s, LD LLC’s or LD HoldCo’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s, LD LLC’s or LD HoldCo’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s, LD LLC’s or LD HoldCo’s internal control over financial reporting.

(ee) The financial statements (including the related notes thereto) of the Company included in the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information required to be stated therein. The other financial information (other than the financial statements of LD LLC, imortgage.com, Inc. (“imortgage”) and Mortgage Master, Inc. (“Mortgage Master”)) included in the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company or LD LLC and present fairly in all material respects the information shown thereby. The pro forma financial information and the related notes thereto included in the Time of Sale Prospectus and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Time of Sale Prospectus and the Prospectus.

(ff) The financial statements (including the related notes thereto) of LD LLC included in the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of LD LLC as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information required to be stated therein.

(gg) The financial statements (including the related notes thereto) of imortgage included in the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of imortgage as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information required to be stated therein.

(hh) The financial statements (including the related notes thereto) of Mortgage Master included in the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of Mortgage Master as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information required to be stated therein.

(ii) Ernst & Young LLP, who have certified certain financial statements of the Company, LD LLC and its subsidiary, is an independent registered public accounting firm with respect to the Company, LD LLC and its subsidiary within the applicable rules and regulations of the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(jj) Grant Thornton LLP, who have certified certain financial statements of LD LLC and its subsidiary, is an independent registered public accounting firm with respect to LD LLC and its subsidiary within the applicable rules and regulations of the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(kk) Grant Thornton LLP, who have certified certain financial statements of imortgage, is an independent registered public accounting firm with respect to imortgage within the applicable rules and regulations of auditing standards generally accepted in the United States of America.

(ll) Wolf & Company, P.C., who have certified certain financial statements of Mortgage Master, is an independent registered public accounting firm with respect to Mortgage Master within the applicable rules and regulations of auditing standards generally accepted in the United States of America.

(mm) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company, LD LLC, LD HoldCo or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company, LD LLC, LD HoldCo or their subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company, LD LLC, LD HoldCo or their subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company, LD LLC, LD HoldCo or their subsidiaries; (vi) none of the Company, LD LLC, LD HoldCo nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company, LD LLC, LD HoldCo or their subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company, LD LLC, LD HoldCo and their subsidiaries in the current fiscal year of the Company, LD LLC, LD HoldCo and their subsidiaries compared to the amount of such contributions made in the Company, LD LLC, LD HoldCo and their subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company, LD LLC, LD HoldCo and their subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company, LD LLC, LD HoldCo and their subsidiaries’ most recently completed fiscal year.

(nn) Except as described in the Time of Sale Prospectus, the Company, LD LLC and LD HoldCo has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(oo) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, in all material respects, with any applicable laws or regulations of each jurisdiction in which the Prospectus, the Time of Sale Prospectus and the preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(pp) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained or will be obtained or completed by the Closing Date, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(qq) The Company, LD LLC and LD HoldCo has not offered, or caused Morgan Stanley or any Morgan Stanley Entity as defined in Section 12 to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company, LD LLC or LD HoldCo to alter the customer’s or supplier’s level or type of business with the Company, LD LLC or LD HoldCo or (ii) a trade journalist or publication to write or publish favorable information about the Company, LD LLC, LD HoldCo or their products.

(rr) The Company, LD LLC, LD HoldCo and their respective subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed (taking into account any valid extensions) through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect or except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company, LD LLC, LD HoldCo and their respective subsidiaries), and no tax deficiency has been determined adversely to the Company, LD LLC, LD HoldCo or any of their respective subsidiaries which has had (nor do the Company, LD LLC, LD HoldCo or any of their respective subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company, LD LLC, LD HoldCo or any of their respective subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(ss) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(tt) The Company, LD LLC and LD HoldCo (i) have not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company, LD LLC and LD HoldCo reconfirm that the Representatives have been authorized to act on their behalf in undertaking Testing-the-Waters Communications. The Company, LD LLC and LD HoldCo have not distributed any Written Testing-the-Waters Communications [other than those listed on Schedule [●] hereto]. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(uu) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;[ provided that the Company, LD LLC and LD HoldCo make no representation and warranty with respect to any statements or omissions made in each such Written Testing-the-Waters

Communication in reliance upon and in conformity with written information furnished to the Company in writing by the Underwriters expressly for use in such Written Testing-the-Waters Communications; it being understood and agreed that the only information furnished by the Underwriters consists of [●]].

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by or on behalf of such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and [●], as Custodian (in the case of a Selling Shareholder entering into the Custody Agreement), relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”), and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein (in the case of a Selling Shareholder entering into the Power of Attorney), relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”), will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of clauses (i), (iii) and (iv), for any such contraventions that would not, individually or in the aggregate, materially interfere with the consummation of the transactions contemplated by this Agreement and, in the case of the Selling Shareholders entering into the Custody Agreement or the Power of Attorney, the Custody Agreement or the Power of Attorney or the ability of such Selling Shareholder to perform its obligations hereunder and, if applicable thereunder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required to be obtained by such Selling Shareholder for the performance by such Selling Shareholder of its obligations under this Agreement or, if applicable, the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states or other jurisdictions or the rules and regulations of FINRA or the NYSE in connection with the offer and sale of the Shares or such as may have previously been obtained or made.

(c) Such Selling Shareholder is and on the Closing Date will be the beneficial owner of, or has and on the Closing Date will have a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and, if applicable, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) If such Selling Shareholder is entering into the Custody Agreement and the Power of Attorney, the Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

(e) Upon payment of the purchase price for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee, and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Shares and (B) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (i) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (ii) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (iii) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (iv) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (v) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (vi) if at any time DTC or other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary.

(f) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(f) are limited in all respects to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only information furnished by such Selling Shareholder consist of the name of such Selling Shareholder, the number of offered shares and the address and other information with respect to such Selling Shareholder (excluding percentages) which appear in the Time of Sale Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (with respect to each Selling Shareholder, the “Selling Shareholder Information”).

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[●] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least three business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof pursuant to the Underwriters’ option to purchase Additional Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Each of the Company, LD LLC and LD HoldCo hereby agrees that, without the prior written consent of Morgan Stanley and Goldman, Sachs & Co. on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or any other securities so owned convertible into or exercisable or exchangeable for Common Stock including Class B Common Stock, Holdco Units or LLC Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company, LD LLC or LD HoldCo of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the issuance by the Company, LD LLC or LD HoldCo of any options and other awards granted under an equity incentive plan described in the Time of Sale Prospectus and the Prospectus (and the issuance by the Company, LD LLC or LD HoldCo of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock upon the exercise thereof under an equity incentive plan or employee stock purchase program described in the Time of Sale Prospectus and the Prospectus) provided that the Company causes each recipient thereof to execute and deliver to Morgan Stanley and Goldman, Sachs & Co. a lock-up agreement substantially in the form of Exhibit A for the remaining portion of the Restricted Period, (d) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to the shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock granted pursuant to or reserved for issuance under an equity incentive plan or employee stock purchase program described in the Time of Sale Prospectus and the Prospectus, (e) the issuance of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with the acquisition of the business, property or other assets of, or a majority or controlling portion of the equity of, or a business combination, a joint venture, commercial relationship or other strategic transactions with, another entity in connection with such transaction by the Company or any of its subsidiaries, provided that the aggregate number of securities (on an as-converted, as-exercised or as-exchanged basis) issued or issuable pursuant to this clause (e) does not exceed 5% of the number of shares of Common Stock outstanding immediately after the offering of the Shares pursuant to this Agreement determined on a fully-diluted basis and assuming that all outstanding Holdco Units in LD HoldCo that are exchangeable for shares of Common Stock are so exchanged, and provided further that each recipient of securities pursuant to this clause (e) shall execute a lock-up agreement substantially in the form of Exhibit A hereto with respect to the remaining portion of the Restricted Period, (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (g) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock in connection with the Reorganization Transactions on the terms described under “Organizational Structure—Reorganization Transactions at LDLLC” and “—Offering Transactions” in the Time of Sale Prospectus and the Prospectus prior to the completion of the Public Offering, (h) transfers pursuant to an order of a court or regulatory agency; provided that in the case of any transfer or distribution pursuant to this clause (h), (i) each transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no public announcement or filing shall be voluntarily made and that any related filing under the Exchange Act required to be made during the Restricted Period shall indicate that such filing is being made in connection with a transfer pursuant to an order of a court or regulatory agency, or (i) the exchange of any Holdco Units of LD HoldCo and a corresponding number of shares of Class B Common Stock into or for shares of Common Stock pursuant to the limited liability company agreement of LD HoldCo (or separate agreement governing such exchange); provided that (i) such shares of Common Stock and other securities remain subject to the terms of this Agreement (with respect to the securities received by the Company in the exchange) and the lock-up agreement substantially in the form of Exhibit A hereto (with respect to the shares of Common Stock issued by the Company in the exchange) and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the exchange, such announcement or filing shall include a statement to the effect that such exchange occurred pursuant to the limited liability company agreement of LD HoldCo (or separate agreement governing such exchange), and no transfer of the shares of Common Stock or other securities received upon exchange may be made during the Restricted Period except as otherwise permitted under the terms of this Agreement (with respect to the securities received by the Company in the exchange) and the lock-up agreement substantially in the form of Exhibit A hereto (with respect to the shares of Common Stock issued by the Company in the exchange).

If Morgan Stanley and Goldman, Sachs & Co., in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(j) hereof for an officer or director of the Company, LD LLC or LD HoldCo and provides the Company, LD LLC or LD HoldCo with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company, LD LLC and LD HoldCo agree to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $[●] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[●] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[●] a share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [●], 2015, or at such other time on the same or such other date, not later than [●], 2015, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [●], 2015, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [●] [A][P].M. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company, LD LLC, LD HoldCo or any of their respective subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company, LD LLC, LD HoldCo and their respective subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Company, LD LLC and LD HoldCo, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company, LD LLC and LD HoldCo, respectively, contained in this Agreement are true and correct as of the Closing Date and that the Company, LD LLC and LD HoldCo, as applicable, has complied with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Ballard Spahr LLP, regulatory counsel for the Company, LD LLC and LD HoldCo, dated the Closing Date, substantially in the form of Exhibit B hereto.

(d) The Underwriters shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, outside counsel for the Company, LD LLC and LD HoldCo, dated the Closing Date, substantially in the form of Exhibit C hereto.

(e) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Sheppard, Mullin, Richter & Hampton LLP, outside counsel for the Company, LD LLC and LD HoldCo, dated the Closing Date, substantially in the form of Exhibit D hereto.

(f) The Underwriters shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, counsel for the Parthenon Stockholders, dated the Closing Date, substantially in the form of Exhibit E hereto.

(g) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

(h) The Underwriters shall have received on the Closing Date an opinion of Peter Macdonald, General Counsel for the Company, LD LLC and LD HoldCo, dated the Closing Date, substantially in the form of Exhibit F hereto.

(i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from:

(i) Ernst & Young LLP, independent registered public accountants for the Company and LD LLC, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and LD LLC contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof;

(ii) Grant Thornton LLP, independent certified public accountants for LD LLC, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of LD LLC contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof;

(iii) Grant Thornton LLP, independent certified public accountants for imortgage, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of imortgage contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof; and

(iv) Wolf & Company, P.C., independent certified public accountants for Mortgage Master, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Mortgage Master contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the Selling Shareholders, officers and directors of the Company and all of the holders of shares of Common Stock or any other securities convertible into or exercisable or exchangeable for Common Stock relating to sales and certain other dispositions of shares of Common Stock or such other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(k) The Reorganization Transactions shall have been completed in all material respects as described in the Prospectus.

(l) As of the Closing Date:

(i) the Transaction Documents shall have been executed and delivered; and

(ii) the Amended and Restated Charter shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect.

(m) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate signed by the Chief Financial Officer of each of the Company, LD LLC and LD HoldCo, dated respectively as of the date hereof and as of the Closing Date, substantially in the form agreed with the Representatives.

(n) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) certificates, dated the Option Closing Date and signed by an executive officer of each of the Company, LD LLC and LD HoldCo, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion of Ballard Spahr LLP, regulatory counsel for the Company, LD LLC and LD HoldCo, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii) an opinion of Kirkland & Ellis LLP, outside counsel for the Company, LD LLC and LD HoldCo, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv) an opinion and negative assurance letter of Sheppard, Mullin, Richter & Hampton LLP, outside counsel for the Company, LD LLC and LD HoldCo, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(v) [an opinion of Kirkland & Ellis LLP, outside counsel for the Parthenon Stockholders, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;]

(vi) an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(g) hereof;

(vii) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from each of Ernst & Young LLP as auditors for the Company and LD LLC, Grant Thornton LLP as auditors for LD LLC, Grant Thornton LLP as auditors for imortgage and Wolf & Company, P.C. as auditors for Mortgage Master, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(i) hereof; provided that the respective letters delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(viii) such other documents as you may reasonably request with respect to the good standing of the Company, LD LLC and LD HoldCo, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company, LD LLC and LD HoldCo. Each of the Company, LD LLC and LD HoldCo, jointly and severally, covenants with each Underwriter as follows:

(a) To furnish to you, without charge, 6 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object by notice to the Company in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object by notice to the Company in a timely manner.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request provided that in no event shall the Company be obligated to do business in any jurisdiction where it is not so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares or taxation in any jurisdiction it is not now so subject.

(h) To make generally available to the Company’s securityholders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(j) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period referred to in Section 3.

(k) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

8. Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants with each Underwriter that it will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its and the Selling Shareholders’ obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s, LD LLC’s and LD HoldCo’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA up to an amount not to exceed $[ ], (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE and other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the

Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, the reasonably incurred, documented and out of pocket expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show (the remaining 50% of the cost of such aircraft to be paid by the Underwriters), (ix) all reasonable and documented fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution,” Section 12 entitled “Directed Share Program Indemnification” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, any advertising expenses connected with any offers they may make and travel and lodging expenses incurred by them in connection with any “road show.”

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company, LD LLC and LD HoldCo not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution.

(a) The Company, LD LLC and LD HoldCo, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred and documented in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the

Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Selling Shareholder agrees, severally and not jointly, in proportion to the number of Shares to be sold by such Selling Shareholder relative to the total number of Shares to be sold hereunder, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred and documented in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing to the Company or any Underwriter by or on behalf of such Selling Shareholder expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, it being understood and agreed that such information consists only of the Selling Shareholder Information. The aggregate liability of each Selling Shareholder under the indemnification provisions contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price (less underwriting discounts and commissions) of the Shares sold by such Selling Shareholder under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, LD LLC, LD HoldCo, the Selling Shareholders, the directors of the Company, LD LLC and LD HoldCo, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company, LD LLC, LD HoldCo or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred and documented in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication[; it being understood and agreed that the only information furnished by the Underwriters consists of paragraphs [●] under the caption “Underwriting” in the Prospectus.]

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (but the failure to so notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses)) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnified party deems that it has legal defenses that are different from the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, LD LLC, LD HoldCo, their respective directors, the Company’s officers who sign the Registration Statement and each person, if any, who controls the Company, LD LLC or LD HoldCo within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, LD LLC and LD HoldCo, and such directors, officers and control persons of the Company, LD LLC and LD HoldCo, as applicable, such firm shall be designated in writing by the Company, LD LLC and LD HoldCo. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the Parthenon Stockholders or the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney, as applicable. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnifying party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses but after deducting underwriting discounts and commissions) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The aggregate liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price (less underwriting discounts and commissions) of the Shares sold by such Selling Shareholder under this Agreement.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose)

or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company, LD LLC, LD HoldCo and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, the Company, LD LLC, LD HoldCo, their respective officers or directors or any person controlling the Company, LD LLC or LD HoldCo and (iii) acceptance of and payment for any of the Shares.

12. Directed Share Program Indemnification. (a) The Company, LD LLC and LD HoldCo agree to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company, LD LLC or LD HoldCo for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 12(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company, LD LLC and LD HoldCo in writing and the Company, LD LLC and LD HoldCo, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company, LD LLC and LD HoldCo may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company, LD LLC and LD HoldCo shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company, LD LLC and LD HoldCo and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company, LD LLC and LD HoldCo shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company, LD LLC and LD HoldCo agree to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company, LD LLC and LD HoldCo to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company, LD LLC and LD HoldCo agree that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company, LD LLC and LD HoldCo of the aforesaid request and (ii) the Company, LD LLC and LD HoldCo shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company, LD LLC and LD HoldCo shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 12(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, LD LLC and LD HoldCo in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, LD LLC and LD HoldCo on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(c)(i) above but also the relative fault of the Company, LD LLC and LD HoldCo on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, LD LLC and LD HoldCo on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company, LD LLC, LD HoldCo or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company, LD LLC, LD HoldCo and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, LD LLC and LD HoldCo, their officers or directors or any person controlling the Company, LD LLC or LD HoldCo and (iii) acceptance of and payment for any of the Directed Shares.

13. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, LD LLC and LD HoldCo, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Stock Market or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

14. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers, in accordance with the allocation of expenses set forth in Section 9 above, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably documented fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, LD LLC, LD HoldCo and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company, LD LLC and LD HoldCo acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, LD LLC or any other person, (ii) the Underwriters owe the Company, LD LLC and LD HoldCo only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company, LD LLC or LD HoldCo. Each of the Company, LD LLC and LD HoldCo waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282 (fax: (212) 902-9316), Attention: Registration Department; in care of Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department; in case of Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 (fax: (646) 834-8133), Attention: Syndicate Registration; if to the Company, LD LLC or LD HoldCo shall be delivered, mailed or sent to 26642 Towne Centre Drive, Foothill Ranch, California 92610 ; and if to the Parthenon Stockholders shall be delivered, mailed or sent to c/o Parthenon Capital Partners, Four Embarcadero Center, Suite 3610, San Francisco, California 94111.

[Signature Pages Follow]

Very truly yours,

LOANDEPOT, INC.

By:
Name:
Title:

LOANDEPOT.COM, LLC

By:
Name:
Title:

LOANDEPOT HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

PARTHENON INVESTORS III, L.P.

By:	PCap Partners III, LLC, its General Partner

By:	PCap III, LLC, its Managing Member

By:	PCP Managers, LLC, its Managing Member

By:
Name:
Title:

PCAP ASSOCIATES

By:	PCap Partners III, LLC, its General Partner

By:	PCap III, LLC, its Managing Member

By:	PCP Managers, LLC, its Managing Member

By:
Name:
Title:

PARTHENON CAPITAL PARTNERS FUND, L.P.

By:	PCP Managers, LLC, its General Partner

By:
Name:
Title:

PARTHENON LOANDEPOT PARTNERS, LP

By:	Parthenon LoanDepot Holdings GP, LLC, its General Partner

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

Barclays Capital Inc.

Acting severally on behalf of themselves and the

several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Goldman, Sachs & Co.

By:
Name:
Title:

By:	Wells Fargo Securities, LLC

By:
Name:
Title:

By:	Barclays Capital Inc.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold
Parthenon Investors III, L.P.
PCap Associates
Parthenon Capital Partners Fund, L.P.
Parthenon LoanDepot Partners, LP

Total:

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. LLC
Goldman, Sachs & Co.
Wells Fargo Securities, LLC
Barclays Capital Inc.
UBS Securities LLC
BMO Capital Markets Corp.
[ ]
[ ]
[ ]

Total:

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued [●]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

III-1

EXHIBIT A

FORM OF LOCK-UP LETTER

[●], 2015

Morgan Stanley & Co. LLC

Goldman, Sachs & Co.

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), Goldman, Sachs & Co. (“Goldman Sachs”), Wells Fargo Securities, LLC and Barclays Capital Inc. propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with loanDepot, Inc., a Delaware corporation (the “Company”), loanDepot.com, LLC, a Delaware limited liability company (“LD LLC”), loanDepot Holdings, LLC, a Delaware limited liability company (“LD HoldCo”), and certain stockholders of the Company named in Schedule I thereto (the “Selling Stockholders”) providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and Goldman Sachs (the “Underwriters”), of shares (the “Shares”) of the Class A Common Stock, par value $0.001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Goldman Sachs on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock, including Class B Common Stock of the Company (“Class B Common Stock”) and units of LD LLC or LD HoldCo, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) transactions relating to shares of Common Stock or other securities acquired from the Underwriters in the Public Offering (other than any issuer-directed shares of Common Stock purchased by any undersigned officer or director of the Company, LD LLC or LD HoldCo) or acquired in open market transactions after the completion of the Public Offering, provided that no public announcement or filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of such shares of Common Stock or other securities acquired in such transactions;

(b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) if the undersigned is a corporation or partnership or limited liability company or other business entity, to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the undersigned, (ii) if the undersigned is a trust, to a trustor or beneficiary of the trust or (iii) not involving a change in beneficial ownership; provided that in the case of any transfer or distribution pursuant to this clause (b), (A) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (B) during the Restricted Period, no public announcement or filing under Section 16(a) of the Exchange Act, reporting a reduction of beneficial ownership of shares of Common Stock or other securities, shall be required or shall be voluntarily made;

(c) distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners, members or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to this clause (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) during the Restricted Period, no public announcement or filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock or other securities, shall be required or shall be voluntarily made;

(d) the receipt by the undersigned from the Company, LD LLC or LD HoldCo of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock upon the vesting of stock awards or the exercise of options or warrants issued pursuant to the Company’s, LD LLC’s or LD HoldCo’s equity incentive plans or the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company, LD LLC or LD HoldCo upon a vesting event of the Company’s, LD LLC’s or LD HoldCo’s securities or upon the exercise of options or warrants to purchase the Company’s, LD LLC’s or LD HoldCo’s securities (including settlement of restricted stock units), in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, insofar as such stock award, option or warrant was outstanding on the date of the Underwriting Agreement and would, by its terms, expire during the Restricted Period (except that the requirement of expiration during the Restricted Period shall not apply to stock awards that by their terms are automatically paid or settled upon vesting); provided that no public announcement or filing shall be voluntarily made and that any related filing under Section 16(a) of the Exchange Act required to be made during the Restricted Period shall indicate that such filing is being made, where applicable, in connection with a disposition to or from the Company, LD LLC or LD HoldCo in connection with the exercise of convertible securities or options or the vesting of equity awards issued pursuant to the Company’s, LD LLC’s or LD HoldCo’s equity incentive plans or to satisfy tax withholding requirements; and provided further, that any such securities issued upon the vesting of such stock award or exercise of such option or warrant or other right to acquire shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock shall continue to be subject to the restrictions set forth herein;

(e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(f) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company, LD LLC or LD HoldCo, pursuant to agreements under which the Company, LD LLC or LD HoldCo has the option to repurchase such shares or securities or a right of first refusal, as described in the Prospectus, with respect to transfers of such shares or securities, provided that in the case of any transfer pursuant to this clause (f), no public announcement or filing shall be voluntarily made and that any related filing under Section 16(a) of the Exchange Act required to be made during the Restricted Period shall indicate that such filing is being made in connection with a transfer pursuant to agreements under which the Company, LD LLC or LD HoldCo has the option to repurchase such shares or securities or a right of first refusal with respect to transfers of such shares or securities;

(g) if the undersigned is an individual, the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the undersigned shall use reasonable best efforts to cause the transferee to sign and deliver a lock-up letter substantially in the form of this letter, and provided further, that any filing under Section 16(a) of the Exchange Act that is required to be made during the Restricted Period as a result of such transfer, states (unless prohibited by law) that such transfer has occurred by operation of law and that such transfer is pursuant to a qualified domestic order or in connection with a divorce settlement, as applicable;

(h) the sale of shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement, and any transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company or LD HoldCo made on or about the closing date of the Public Offering in consideration for cash from the Company’s proceeds from the Public Offering, on the terms described in the Prospectus;

(i) any transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock or such other securities involving a “change of control” (as defined below) of the Company following the Public Offering approved by the Company’s Board of Directors; provided that all of the undersigned’s shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock subject to this agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this agreement; and provided further, that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock or such other securities owned by the undersigned shall remain subject to the terms of this agreement. For purposes of this clause (i), “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of the total voting power of the voting stock of the Company;

(j) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock in connection with the Reorganization Transactions on the terms described under “Organizational Structure—Reorganization Transactions at LDLLC” and “—Offering Transactions” in the Prospectus prior to completion of the Public Offering;

(k) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided that in the case of any transfer or distribution pursuant to this clause (k), (i) any such transfer or distribution shall not involve a disposition for value, (ii) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (iii) during the Restricted Period, no public announcement or filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, shall be required or shall be voluntarily made;

(l) transfers from an executive officer of Common Stock or any security convertible into or exercisable or exchange for Common Stock to the Company, LD LLC or LD HoldCo upon death, disability or termination of employment of such executive officer; provided that in the case of a transfer pursuant to this clause (l), no public announcement or filing shall be voluntarily made and that any related filing under

Section 16(a) of the Exchange Act required to be made during the Restricted Period shall indicate that such filing is being made in connection with a transfer for death, disability or termination of employment;

(m) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b), (c) and (k); provided that during the Restricted Period, no public announcement or filing under Section 16(a) of the Exchange Act, reporting a reduction of beneficial ownership of shares of Common Stock or other securities, shall be required or shall be voluntarily made; and provided further, that the Common Stock or any security convertible into or exercisable or exchangeable for Common Stock shall continue to be subject to the restrictions set forth herein;

(n) transfers pursuant to an order of a court or regulatory agency; provided that in the case of any transfer or distribution pursuant to this clause (n), (i) each transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no public announcement or filing shall be voluntarily made and that any related filing under Section 16(a) of the Exchange Act required to be made during the Restricted Period shall indicate that such filing is being made in connection with a transfer pursuant to an order of a court or regulatory agency;

(o) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift, including to charitable organizations, or by will or intestacy or (ii) to the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin (each, “an immediate family member”) or to a trust, or other entity formed for estate planning purposes, formed for the benefit of the undersigned or of an immediate family member of the undersigned; provided that in the case of any transfer or distribution pursuant to this clause (o), (A) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (B) no public announcement or filing shall be voluntarily made and that any related filing under Section 16(a) of the Exchange Act required to be made during the Restricted Period shall indicate that such filing is being made in connection with a bona fide gift, a transfer by will or intestacy, or a transfer to an immediate family member or to a trust or other entity for estate planning purposes, formed for the benefit of the undersigned or an immediate family member, as applicable; or

(p) the exchange of any units of LD HoldCo and a corresponding number of shares of Class B Common Stock into or for shares of Common Stock pursuant to the limited liability company agreement of LD HoldCo (or separate agreement governing such exchange) described in the Prospectus; provided that (i) such shares of Common Stock and other securities remain subject to the terms of this agreement and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the exchange, such announcement or filing shall include a statement to the effect that such exchange occurred pursuant to the limited liability company agreement of LD HoldCo (or separate agreement governing such exchange), and no transfer of the shares of Common Stock or other securities received upon exchange may be made during the Restricted Period except as otherwise permitted under the terms of this agreement.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Goldman Sachs on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, LD LLC or LD HoldCo, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, LD LLC or LD HoldCo (i) Morgan Stanley and Goldman Sachs agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, Morgan Stanley and Goldman Sachs will notify the Company, LD LLC and LD HoldCo of the impending release or waiver, and (ii) the Company, LD LLC and LD HoldCo has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service (unless previously announced in compliance with Financial Industry Regulatory Authority, Inc. Rule 5131) at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley and Goldman Sachs hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company, LD LLC and LD HoldCo and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

References herein to “any security convertible into or exercisable or exchangeable for Common Stock” will be deemed to include Class B Common Stock of the Company and units of LD LLC or LD HoldCo.

This agreement shall automatically terminate upon the earliest to occur, if applicable, of: (i) the date the Company provides the Underwriters with notice that it does not intend to proceed with the Public Offering, but only in the event such notice is given prior to the execution of the Underwriting Agreement; (ii) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination); or (iii) February 16, 2016, if the Underwriting Agreement has not been executed by that date.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, LD LLC, LD HoldCo, the Selling Stockholders and the Underwriters.

Very truly yours,

[Name]

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

[●], 20[●]

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [●]:

This letter is being delivered to you in connection with the offering by loanDepot, Inc. (the “Company”) of [●] shares of Class A Common Stock, $0.001 par value (the “Common Stock”), of the Company and the lock-up letter dated [●], 2015 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [●], 20[●], with respect to [●] shares of Class A Common Stock (the “Shares”).

Morgan Stanley & Co. LLC and Goldman, Sachs & Co. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [●], 20[●]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

B-1

Very truly yours,

Morgan Stanley & Co. LLC Goldman, Sachs & Co.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II to the Underwriting Agreement

By:
Name:
Title:

By:
Name:
Title:

cc: loanDepot, Inc.

B-2

FORM OF PRESS RELEASE

loanDepot, Inc.

                    , 20

loanDepot, Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC and Goldman, Sachs & Co., two of the several underwriters in the Company’s recent public sale of [●] shares of Class A common stock are [waiving][releasing] a lock-up restriction with respect to [●] shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on [●], 20[●] , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-3